Exhibit 21.1

OCLARO, INC. SUBSIDIARIES

Avanex Communications Technologies Co., Ltd., a People’s Republic of China Company

Avanex France OIF S.A.S., a French company

Avanex International Corporation, a Delaware corporation

Avanex U.S.A. Corporation, a Delaware corporation

Avalon Photonics AG, a Swiss corporation

Bookham International Ltd., a Cayman Islands company

Bookham Nominees Ltd., a U.K. company

Forthaven Ltd., a U.K. company

Mintera Corporation, a Delaware corporation

New Focus GmbH, a German corporation

Oclaro (Canada), Inc., a Canadian corporation

Oclaro Innovations LLP, a U.K. limited liability partnership

Oclaro Korea, Inc. a Korean corporation

Oclaro International Ltd, a Cayman Islands Company

Oclaro Israel Ltd., an Israeli corporation

Oclaro Japan K.K., a Japanese corporation

Oclaro (New Jersey), Inc., a Delaware corporation

Oclaro (North America), Inc., a Delaware corporation

Oclaro Photonics, Inc., a Delaware corporation

Oclaro (Switzerland) GmbH, a Swiss corporation

Oclaro Technology, Inc., a Delaware corporation

Oclaro Technology Ltd., a U.K. corporation

Oclaro Technology (Shenzhen) Co., Ltd., a People’s Republic of China company

Oclaro (Thailand) Limited, a Thai company

Rio Sub 1, Inc., a Delaware corporation

Rio Sub 2, Inc., a Delaware corporation

Tahoe Acquisition Sub, Inc.